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                                                                   Exhibit 10.41

                                 PROMISSORY NOTE

$100,000                                                  DATED: March ___, 1997


         FOR VALUE RECEIVED, Venturi Technologies, Inc., a Texas corporation, hereby promises to pay to HiTek Carpet Care, Inc., a Nevada corporation, or its order, One Hundred Thousand Dollars ($100,000) plus interest at the rate of Ten Percent (10%) per annum. All principal and interest accruing under this Note shall be due and payable on or before May 31, 1997.

         Prepayment may be made without penalty. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. Repayment of this Promissory Note shall be secured by the terms of the Agreement of Collateral, attached hereto as "Exhibit A."

         In any action or proceeding brought by the holder hereof to recover any part or all of the principal sum and/or interest thereunder, there shall be included as an item of damages which the holder hereof shall be entitled to recover, a reasonable attorney's fee incurred by reason of such action or proceeding.

                                                  VENTURI TECHNOLOGIES, INC.


                                                  By:
                                                  Its: